                                                                     Exhibit 4.2

                             STOCKHOLDERS' AGREEMENT

     THIS AGREEMENT dated as of April 30, 1997 (the "Agreement"), among AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, a Delaware corporation (the "Company"), DAVID J. NOBLE, a resident of the State of Iowa ("Noble"), TWENTY SERVICES, INC., an Alabama corporation ("Twenty"), SANDERS MORRIS MUNDY INC., a Texas corporation ("SMM"), and the undersigned stockholders of the Company (the "Stockholders");

                               W I T N E S S E T H

     WHEREAS, at the date of this Agreement, the authorized capital stock the Company, consists of 2,500,000 shares of common stock, $1.00 par value (the "Common Stock"), of which 1,180,000 shares of Common Stock are issued and outstanding; and

     WHEREAS, the Company has authorized the issuance of 100,000 common stock purchase warrants (the "Warrants") with an exercise price of $12.00 per share subject to adjustment upon the occurrence of certain events; and

     WHEREAS, the Company has issued SMM a common stock purchase warrant (the "SMM Warrant") to purchase 20 units each consisting of 2,500 shares of Common Stock and 500 detachable common stock purchase warrants with an exercise price of $12.00 per share subject to adjustment upon the occurrence of certain events at an exercise price of $30,000 per unit;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.   Definitions. For purposes of this Agreement.

          (a) Addendum Agreement. The term "Addendum Agreement" means an agreement in substantially the form of Exhibit A attached hereto entered into between a person or entity (other than a Stockholder) who is acquiring Securities from an SMM Stockholder of the Company.

          (b) Affiliate. The term "Affiliate" means:

               (i) if such Stockholder is a corporation, any person that directly or indirectly controls or is controlled by or under common control with such Stockholder;

               (ii) if such Stockholder is a trust, the beneficiary of such Stockholder, any trust created for the benefit of the beneficiary of such Stockholder, and any successor trustee or trustees of such Stockholder; and

               (iii) if such Stockholder is an Individual Stockholder, any spouse, former spouse, or descendent of such Individual Stockholder, and any trust created for the benefit of such Individual Stockholder or for the benefit of any spouse, former spouse, or descendent of such Individual Stockholder.

          (c) For purposes of paragraph (b) of this Section 1, the terms "controlling," "controlled by," and "under common control with" means possession, directly or indirectly, by a person of the power to direct or cause the direction of the management of another person or a group of persons, whether through the ownership of voting securities, by contract or otherwise.

          (d) Disposition. The term "Disposition" means any sale, assignment, passage, gift, exchange, distribution, charge, pledge, mortgage, transfer, or other disposition of Securities (or any interest therein) whatsoever, whether voluntary or involuntary, and any transaction, whether voluntary or involuntary, occurring by operation of law or otherwise, or any transaction that has the purpose or effect of making one or more of the following changes:

               (i) a change in the ownership of any Securities covered by this Agreement or any stock certificate or certificates representing such Securities; or

               (ii) a change in the identity, ownership, or control of the holder or owner of the legal title to or the beneficial or equitable interest in any Securities covered by this Agreement or any stock certificate or certificates representing such Securities.

          (e) Effective Date. The term "Effective Date" means the date on which
     (i) in the case of a purchase of Securities under Section 2 hereof, the Offering Notice referred to in Section 2(a) is sent in accordance with the provisions thereof.

          (f) Individual Stockholder. The term "Individual Stockholder" means a Stockholder who is a natural person.

          (g) Person. The term "person" means an individual, a corporation, a trust, a partnership, a joint stock association, a business trust or a government or agency or subdivision thereof, and shall include the singular and the plural.

          (h) Securities. The term "Securities" means the Common Stock, the Warrants, and the SMM Warrant (whether presently or hereafter issued and outstanding and whether now owned or hereafter acquired), and any shares of Common Stock issuable upon exercise of the Warrants or the SMM Warrant. Moreover, all references herein to Securities owned by any Individual Stockholder include the community interest, if any, of the spouse of a Stockholder in such Securities.

          (i) SMM Stockholders. The term "SMM Stockholders" means SMM, the Stockholders listed on Exhibit __, the holders of Common Stock issued upon exercise of any of the Warrants, and any Affiliates of such persons to whom Securities may hereafter be transferred by such persons or by an affiliate of such persons in accordance with Section 5, and the respective executors, administrators, and successors of each such person.

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

          (j) Stockholder. The term "Stockholder" means a holder of the Common Stock, the Warrants, or the SMM Warrant (or Common Stock issuable upon exercise of the Warrants or the SMM Warrant) (whether now owned or hereafter acquired) and shall include the heirs, executors, administrators, successors, and assigns of a Stockholder.

          (k) Stockholder Representative. The term "Stockholder Representative" means the person named as the representative and agent of the SMM Stockholders pursuant to Section 9.

          (l) Subsidiary. The term "Subsidiary" means any corporation controlled by the Company or any other Subsidiary.

     2. Right of First Refusal on Securities. If any SMM Stockholder desires to make a Disposition of any Securities owned or held by such Stockholder, and all of the other SMM Stockholders do not consent to the Disposition or such Disposition is not otherwise permitted by this Agreement, then such SMM Stockholder (for purposes of this Section 2, the "Selling Stockholder"), prior to making such Disposition, shall first offer such Securities (for purposes of this Section 2, the "Option Securities") for sale to the other SMM Stockholders all in accordance with the following provisions of this Section 2.

          (a) Option Price; Terms; Offering Notices. The price at which the Selling Stockholder shall be required to offer the Option Securities, and the terms of such offer, shall be the price at which and the terms upon which any proposed third party purchaser shall have offered to purchase the Option Securities from the Selling Stockholder and which the Selling Stockholder is prepared to accept (the "Option Price"). Each offer required to be made by the Selling Stockholder pursuant to this Section 2 shall be made by a written notice (for purposes of this Section 2, the 'Offering Notice"), which shall state that the offer is being made pursuant to
     Section 2 of this Agreement and which shall set forth the number of Option Securities, the name or names of the proposed purchaser or purchasers of the Option Securities, the price offered by such proposed purchaser or purchasers for the Option Securities, the method of payment of the purchase price and the scheduled date of consummation of such proposed sale. A copy of any written offer from any proposed purchaser shall be attached to each Offering Notice. In connection with offers pursuant to Section 2(b), each Stockholder receiving an Offering Notice may elect to purchase all or any part of his proportionate part of the Option Securities, determined by multiplying the Option Securities by a fraction, the numerator of which shall be the number of shares of Common Stock (assuming the exercise of the Warrants and the SMM Warrant) owned by such Stockholder and the denominator of which shall be the number of shares of Common Stock (assuming all the Warrants and the SMM Warrant are exercised) owned, for purposes of Section 2(b), by all of the SMM Stockholders other than the Selling Stockholder.

          (b) Offer to the Other SMM Stockholders. The Selling Stockholder shall first offer the Option Securities to the other SMM Stockholders by delivering an Offering Notice to such persons. Subject to the provisions of paragraph (d) of this Section 2, each other

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     SMM Stockholders shall then have the option for a period of 15 days from the Effective Date of the Offering Notice to elect to purchase all or any part of his or her proportionate share of the Option Securities, such election to be evidenced by a written reply notice given by the Stockholder Representative to the Selling Stockholder within such 15-day period of time. Upon the expiration of such 15-day period, if the other SMM Stockholders have not elected to purchase all of the Option Securities, the Selling Stockholder shall promptly notify each of the other SMM Stockholders who has elected to purchase his or her full proportionate part of the Option Securities of such fact and of the number of Option Securities (the "Balance Securities") with respect to which an option to purchase was not made during the initial 15-day period. The other SMM Stockholders who elected to purchase their proportionate part of the Option Securities during the initial 15-day period shall then have an additional 15 days from the expiration of the initial 15day period within which to elect to purchase their respective proportionate part of the Balance Securities, such proportionate part to be determined by multiplying the Balance Shares by a fraction, the numerator of which shall be the number of shares of Common Stock (assuming the exercise of the Warrants and the SMM Warrant) owned by the electing SMM Stockholders and the denominator of which shall be the total number of shares of Common Stock owned by all of the electing SMM Stockholders. Each of the other electing the SMM Stockholders who desires to purchase his or her proportionate part of the Balance Securities shall then notify the Selling Stockholder by delivering a reply notice to the Selling Stockholder within no more than 30 days after the effective date of the Offering Notice. If by such reply notices one or more SMM Stockholders accept the offer made by the Selling Stockholder, subject only to the provisions of paragraph 4(e) of this Section 2, the reply notice shall constitute an agreement binding on the Selling Stockholder and such other electing Stockholder to sell and purchase the Option Securities specified in such reply notices at the Option Price.

          (c) Lapse of Options. If the other SMM Stockholders do not elect to purchase all of the Option Securities pursuant to the provisions of paragraph (b) of this Section 2, the Selling Stockholder shall then have the right either to (i) elect to sell to the other Stockholders, whatever number of the Option Securities the other Stockholders have elected to purchase pursuant to paragraph (b) of this Section 2, or (ii) withdraw all offers under this Section 2 and either retain the Option Securities or, within 90 days from the effective date of the Offering Notice delivered by the Selling Stockholder pursuant to paragraph (a) of this Section 2, sell all of the Option Securities to the proposed purchaser at the Option Price; provided, however, that (i) no sale of all or a part of the Option Securities shall be made at any price lower than the Option Price or on terms different from those specified in the Offering Notice or to any person or persons other than the person or persons specified in the Offering Notices, and (ii) the person or persons to whom the Option Securities are to be transferred enters into an Addendum Agreement in substantially the form of Appendix A hereto pursuant to which such person or persons agrees to be bound by all the terms and provisions of this Agreement. If after the lapse of the 90-day period the Option Securities shall not have been sold, all the provisions of this Agreement, including the provisions of this Section 2 shall apply to any future Disposition of Securities owned by the Selling Stockholder.

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

          (d) Consummation of Purchases. Each transaction of purchase and sale of Option Securities pursuant to this Section 2 shall be completed by delivery of the certificates representing such Option Securities endorsed in blank, or accompanied by duly executed stock powers, and by actual registration of the transfer of the Option Securities on the books of the Company upon payment of the purchase price to the Selling Stockholder in a lump sum payment in cash or on the terms specified in the Offering Notice if different. Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Company on the 15th day following the date of delivery of the last reply notice given in connection with such transaction or, if such day shall not be a business day, on the first business day thereafter during normal business hours.

     3. Transfers to Other Stockholders. Notwithstanding the provisions of
Section 2, any SMM Stockholder may transfer all or any Securities owned or held by such Stockholder to any other Stockholder or Stockholders; provided that, (i) if such SMM Stockholder proposes to transfer any Securities to a Stockholder that is not a SMM Stockholder, such SMM Stockholder shall first offer such Securities to the other SMM Stockholders in accordance with the provisions of
Section 2(b) and (ii) prior notice of any transfer made pursuant to this Section 3 is given by the Stockholder making the transfer to all other Stockholders and the Company.

     4. Transfer Within SMM Group. Notwithstanding the provisions of Section 2, any SMM Stockholder may transfer all or any Securities owned or held by such Stockholder to any other SMM Stockholder; provided, that, prior notice of any transfer made pursuant to this Section 4 is given by the Stockholder making the transfer to all other Stockholders and the Company.

     5. Transfers to Affiliates. Notwithstanding the provisions of Section 2, Securities owned by any SMM Stockholder may be transferred in whole by such Stockholder to any Affiliate of such Stockholder, provided that (i) prior notice of the transfer is given to all other SMM Stockholders and the Company by the Stockholder making the transfer, (ii) the Affiliate to whom Securities are to be transferred enters into an Addendum Agreement in substantially the form of Appendix A hereto pursuant to which such Affiliate agrees to be bound by all the terms and provisions of this Agreement, and (iii) such transfer is exempt from registration under the Securities Act of 1933, as amended, and applicable state securities law. The intent of this Section 5 is to allow Stockholders to make transfers of Securities that do not and will not affect, and which do not have as their purpose, any change in the person or group of related persons who, prior to any such transfer, directly or indirectly, control or derive the ultimate economic benefit from the transferred shares. Any transfer of Securities which is inconsistent with the intent of this Section 5 or that has as its purpose a change in the person or related persons who, prior to any such transfer, directly or indirectly, control or derive the ultimate economic benefit from such shares shall not be permitted by this Section 5.

     6. Transfers by Pledge. Notwithstanding the provisions of Section 2, any SMM Stockholder may pledge or mortgage any Securities owned or held by such Stockholder in connection with a bona fide transaction and as security for an obligation of such Stockholder that such Stockholder fully intends to perform. Any permitted pledge or mortgage may be made at any

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time without the consent of the other SMM Stockholders; provided that, any
Disposition of Securities upon foreclosure of such pledge or mortgage shall be subject to the provisions of this Agreement including Section 2.

     7. Transfers by SMM. Notwithstanding the provisions of Section 2, SMM may transfer a portion of the SMM Warrant or Securities that may be issued upon exercise of the SMM Warrant to any Additional Agents (as defined in the Placement Agent Agreement between the Company and SMM), and officers, directors, or employees of SMM; provided that (i) prior notice of the transfer is given to all other Stockholders and the Company by SMM and (ii) the recipient to whom the Warrant or Securities are transferred enters into an Addendum Agreement in substantially the form of Appendix A hereto pursuant to which the recipient agrees to be bound by all the terms and provisions of this Agreement.

     8. Co-Sale Obligations. (a) If Noble or Twenty (for purposes of this
Section 8, a "Selling Stockholder") propose to make any Disposition of any shares of Common Stock, the Selling Stockholder shall deliver a written notice to each of the other Stockholders (the "Co-Sale Obligees") notifying each Co-Sale Obligee of such proposed Disposition and permit the Co-Sale Obligees or any of them, as each Co-Sale Obligee may elect, to participate in such Disposition as set forth in this Section 8. Such election shall be exercised, if at all, by written notice (the "Co-Sale Notice") given by each of the electing Co-Sale Obligees to the Selling Stockholder and the other Co-Sale Obligees within 15 days after the notice from the Selling Stockholder to the Co-Sale Obligees has been effectively given to the Co-Sale Obligees. The Co-Sale Notice shall state the number of shares the Co-Sale Obligee giving such Co-Sale Notice wishes to sell to the proposed purchaser ("Offeror").

          (b) Following receipt of any Co-Sale Notice, the Selling Stockholder shall use its best efforts to interest the Offeror in purchasing all of the Securities that the Co-Sale Obligees desire to sell, together with the Securities of the Selling Stockholder. If the Offeror does not wish to purchase the full amount of such shares, each electing Co-Sale Obligee shall be entitled to sell to the Offeror his pro rata share of the total Securities to be purchased. The pro rata share will be that fraction of the total Securities to be purchased, the numerator of which is the number of Securities such electing Co-Sale Obligee desires to sell and the denominator of which is the total number of Securities the Selling Stockholder and the electing Co-Sale Obligees desire to sell, all calculated on an as- converted basis.

          (c) Absent any material change in the terms or conditions of Disposition from the terms or conditions specified in the notice referred to in paragraph (a) of this Section 8, the Selling Stockholder shall be entitled to complete the Disposition of all the Securities of the Selling Stockholder if no Co-Sale Obligee notifies the Selling Stockholder in writing by the end of the 15day period referred to in paragraph (a) of this
     Section 8, or, if the Selling Stockholder does receive a Co-Sale Notice within such 15-day period, at the same time as the electing Co-Sale Obligee(s) complete(s) the sale of Securities in connection with the valid exercise of the co-sale rights pursuant to this Section 8.

          (d) The Selling Stockholder shall keep the electing Co-Sale Obligees fully informed of the progress of each Disposition and shall use his best efforts to assist each electing Co-Sale Obligee in completing such Disposition. If any Co-Sale Obligee elects not to participate in such Disposition and thereafter the terms or conditions of such Disposition materially change from the terms or conditions specified in the notice referred to in paragraph (a) of this Section 8, or if the Selling Stockholder fails to consummate his Disposition to the Offeror within 75 days following the expiration of the 15-day period referred to in paragraph
     (a) of this Section 8, the Selling Stockholder shall again offer the Co-Sale Obligees the ability to participate in such Disposition in accordance with this Section 8.

          (e) Notwithstanding the foregoing, the Co-Sale Obligees' right of co-sale shall not apply to:

               (i) any Disposition by a Selling Stockholder of less than 20,000 shares of Common Stock or 5,000 Warrants so long as no more than an aggregate of 20,000 shares of Common Stock or 5,000 Warrants have been sold, transferred or otherwise disposed of by such Selling Stockholder in the prior 12-month period; or

               (ii) any involuntary Disposition by Noble as the result of his death or permanent disability or any Disposition by Noble that would be permitted pursuant to Section 5 if Noble was a Stockholder.

     9. Appointment of Stockholder Representative. Each of the SMM Stockholders hereby appoints Sanders Morris Mundy Inc., as his or its representative and agent (herein called the "Stockholder Representative") through whom all actions of the Stockholders, described in this Agreement are to be taken and to whom all communications to such Stockholders may be directed. This appointment of the Stockholder Representatives shall be irrevocable, except that the Stockholder Representative may resign or be removed in which case a successor to such Stockholder Representative shall be appointed and notice of such successor Stockholder Representative shall be given to all parties to the Agreement. Any proposal to remove the Stockholder Representative, or to appoint a successor, must be approved by a written instrument signed and acknowledged by the Stockholder owning two-thirds of the Common Stock owned by all the Stockholders. The Stockholder Representative or any successor shall have full power and authority to act in the name and on behalf of each of the Stockholder Stockholders in all matters relating to the Agreement and the transactions contemplated hereby, as though the Stockholder Representative or such successor were such Stockholder, and all such actions taken by the Stockholder Representative or such successor shall be binding upon such Stockholders; provided, however, that all rights inherent in the ownership of capital stock of the Company (e.g. voting rights, rights to receive dividends and rights upon liquidation) shall be retained in and exercised by the individual Stockholders.

     10. Legend on Share Certificates. Each of the SMM Stockholders hereby agrees that the following legend shall be written, printed or stamped on all certificates representing Securities:

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

     "The securities represented by this certificate are subject to the terms and conditions of a Stockholders' Agreement dated as of April 30, 1997, among certain of the holders of Common Stock of the Corporation, a copy of which may be obtained from the Corporation or from the holder of this certificate. No transfer of such securities will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Agreement."

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the "Acts"). Neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of in the absence of an effective registration statement with- respect thereto under all of the applicable Acts, or an opinion of counsel satisfactory to the Company to the effect that such registrations are not required."

     11. Notices. All notices (including Offering Notices and notices accepting or rejecting offers made by Offering Notices), requests, consents and other communications under @s Agreement shall be in writing and shall be deemed to have been delivered and shall be deemed effective for all purposes hereunder, on the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered or telegraphed and confirmed:

          (i) if to SMM, to Sanders Morris Mundy Inc., 3100 Texas Commerce Tower, Houston, Texas 77002 Attn: Ben T. Morris;

          (ii) if to Noble or Twenty, to D. J. Noble, c/o American Equity Investment Life Holding Company, 5000 Westown Parkway, West Des Moines, Iowa 50266

          (iii) if to the Company, to American Equity Investment Life Holding Company, 5000 Westown Parkway, West Des Moines, Iowa 50266; and

          (iv) if to a Stockholder to the address set forth next to his signature on the signature page hereof.

Any party hereto may designate a different address by notice to the other parties.

     12. Joinder of Spouses. The spouse of each Individual SMM Stockholder, who is a resident of the State of Texas or another community property state, by such spouse's execution of this Agreement, acknowledges that such spouse is fully aware of, understands and agrees to the provisions of this Agreement and its binding effect upon any interest, community or otherwise, such spouse may at any time have in any Securities, and by such execution such spouse agrees that the termination of such spouse's marriage to such Stockholder for any reason shall not have the effect of removing any Securities otherwise subject to this Agreement from the coverage hereof.

     13. Miscellaneous Provisions.

          (a) Governing Law. This Agreement shall be subject to and governed by the laws of the Delaware without consideration of its conflict of laws provisions.

          (b) Binding Effect. This Agreement shall be binding. upon the Stockholders and their successors and assigns.

          (c) Amendment. This Agreement may be amended from time to time by an instrument in writing signed by Stockholders holding a two-thirds majority of the Securities who are parties to this Agreement at the time of such amendment.

          (d) Termination. This Agreement shall terminate automatically upon (i) the occurrence of any event which reduces the number of Stockholders to one, (ii) the dissolution of the Company, (iii) the vote of holders of 50% or more of the shares of Common Stock covered by this Agreement owned by the SMM Stockholders and the agreement of Noble, (iv) the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market System, or (iv) the fifth anniversary of the execution of this Agreement (provided, however, that any transaction subject to the provisions of Section 2 or 8 at the time of termination of this Agreement pursuant to clause (iv) shall remain subject to such Sections notwithstanding the termination of the Agreement).

          (e) Attempted Breaches. Any attempted Disposition in breach of this Agreement shall be void and of no effect. All Securities which are the subject matter of any such attempted Disposition shall continue to be subject to this Agreement, and such attempted Disposition shall constitute an offer made by the Stockholder attempting or making any such Disposition, and the provisions of Section 2 shall be deemed to be in effect upon such attempted Disposition and an Offering Notice or other required offer or Notice shall be deemed to have been delivered in connection therewith; provided, however, that the date of delivery of the first Offering Notice or other offer for purposes of Section 2, shall be deemed to be the date as of which the party to whom such Offering Notice or other written offer shall have been deemed to be sent has actual knowledge of such attempted Disposition. The party to whom such Offering Notice or other written offer shall have been deemed to be sent shall, upon obtaining actual knowledge of such attempted Disposition, deliver a notice of such attempted Disposition to the other Stockholders. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of Sections 2 through and including 10 shall be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          (f) Sale of Securities. Any Stockholder who sells all of its Securities shall cease to be a party to this Agreement and shall thereafter have no further rights hereunder.

          (g) Partial Invalidity. If any term or provision contained in this Agreement is or is hereafter found to be inconsistent with, contrary to, or invalid or unenforceable, under any law or official rule, regulation or order, this Agreement shall be deemed to be modified accordingly and the remaining terms and provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

          (h) Sales of Securities. No SMM Stockholder shall sell any Securities to any Person who is not already a party hereto unless such Person and the spouse of such Person agree to become parties to this Agreement contemporaneously with the sale of such Securities. Any such person and the spouse of such Person shall become parties to this Agreement by the execution of an Addendum Agreement, which Addendum Agreement shall bind them to, and grant them the benefits of, this Agreement as though they were original parties hereto.

          (i) Power of Attorney. The Stockholder Representative is hereby granted a power of attorney to act as attorney-in-fact for each of the Stockholders for the purpose of executing any Addendum Agreements required hereunder. Such power of attorney shall be irrevocable, be deemed to be coupled with an interest and shall survive the death, disability or other incapacity of each SMM Stockholder.

          (j) Counterparts. This Agreement may be signed by each party hereto upon a separate copy, in which event all of such copies shall constitute a single agreement. This Agreement may be executed in two or more counterparts with the same effect as if signatures thereto and hereto were upon the same instrument, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts, each of which shall be deemed an original, on the date and year first above written.

                                       AMERICAN EQUITY INVESTMENT LIFE
                                       HOLDING COMPANY


                                       By: /s/ D. J. Noble
                                           --------------------------------
                                           D. J. Noble, President


                                           /s/ David J. Noble
                                           --------------------------------
                                           DAVID J. NOBLE

                                       TWENTY SERVICES, INC.


                                       By: D. J. Noble
                                           --------------------------------
                                           D. J. Noble, President

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                                       SANDERS MORRIS MUNDY INC.


                                       By: /s/ Charles L. Davis
                                           ---------------------------------
                                           Charles L.  Davis, Vice President

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